Robinhood Reports Fourth Quarter and Full Year 2022 Results

Robinhood Co-Founders cancel nearly $500M of their share-based compensation
Board of Directors authorizes Robinhood to pursue purchasing its shares that
Emergent Fidelity Technologies Ltd. bought in May 2022

MENLO PARK, Calif. – February 8, 2023 – Robinhood Markets, Inc. (“Robinhood”) (NASDAQ: HOOD) today announced financial results for the fourth quarter and full year of 2022, which ended December 31, 2022.

Fourth Quarter Results:
•Total net revenues increased 5% sequentially to $380 million.
•Transaction-based revenues decreased 11% sequentially to $186 million.
◦Options were unchanged at $124 million.
◦Cryptocurrencies decreased 24% to $39 million.
◦Equities decreased 32% to $21 million.
•Net interest revenue increased 30% sequentially to $167 million, driven by higher short-term interest rates and growth in interest earning assets.
•Net loss was $166 million, or earnings per share (EPS) of -$0.19, compared with net loss of $175 million, or EPS of -$0.20, in the third quarter of 2022, a sequential improvement of $9 million or $0.01 per share.
◦This includes a -$0.08 EPS impact from the combination of a $57 million loss from the Q4 2022 Processing Error (as defined), as well as a $12 million Ziglu equity security impairment.
•Operating expenses decreased 0.2% sequentially to $534 million.
◦Operating expenses prior to share-based compensation (SBC) decreased 12% sequentially to $374 million, which included a $57 million Q4 2022 Processing Error.
▪Operating expenses prior to SBC, restructuring charges, and Q4 2022 Processing Error were $319 million, an improvement of $16 million from the third quarter.
◦Share-based compensation expense increased 45% sequentially to $160 million, primarily due to a net reversal of $53 million related to the August 2022 Restructuring recorded in the third quarter that did not recur in the fourth quarter.
•Adjusted EBITDA (non-GAAP) was positive $82 million, a sequential improvement of 74%.
•Net Cumulative Funded Accounts increased by approximately 50 thousand sequentially to 23.0 million.
•Monthly Active Users (MAU) decreased 0.8 million sequentially to 11.4 million, as customers continued to navigate the volatile market environment.
•Assets Under Custody (AUC) decreased 4% sequentially to $62 billion, primarily driven by lower market valuations for growth stocks and crypto assets, partially offset by continued net deposits.
•Net Deposits were $4.8 billion, which translates to an annualized growth rate of 30% relative to AUC at the end of the third quarter. Over the past twelve months, Net Deposits were $18.4 billion, which translates to a growth rate of 19%.
•Average Revenues Per User (ARPU) increased to $66 from $63 in the third quarter.
•Cash and cash equivalents totaled $6.3 billion compared with $6.2 billion at the end of the third quarter.

Full Year Results:
•Total net revenues were $1.36 billion.
•Net loss was $1.03 billion, or EPS -$1.17 per share.
•Operating expenses were $2.37 billion.
◦Operating expenses prior to SBC were $1.72 billion.
▪Operating expenses prior to SBC, restructuring charges, and Q4 2022 Processing Error were $1.55 billion.
◦Share-based compensation expense was $654 million.
•Adjusted EBITDA (non-GAAP) was negative $94 million.

"Looking back over the past year, I’m incredibly proud of the tremendous execution of our team on our 2022 product roadmap. We’re now starting to see meaningful traction on a number of the products we launched, which gives us confidence they can grow into significant business lines over time,” said Vlad Tenev, CEO and Co-Founder of Robinhood Markets. “Additionally, co-founder Baiju Bhatt and I announced today that we cancelled nearly $500 million of our share-based compensation to ensure the company has as many resources as possible to deliver value to customers and shareholders.”

“We stayed focused in the fourth quarter on serving customers, growing our business, and driving long-term shareholder value," said Jason Warnick, Chief Financial Officer of Robinhood Markets. "We continued to deliver on our product roadmap and kept our costs lean. On the capital management front, our Board authorized us to pursue purchasing most or all of our shares that Emergent Fidelity Technologies bought in May 2022. The proposed share purchase underscores the confidence the Board of Directors and management team have in our business.”

Highlights

Robinhood continues to deliver on product roadmap

•In December, we announced Robinhood Retirement. It is the first and only IRA to offer a 1% match for every eligible dollar contributed.
•Robinhood Wallet app has begun rolling out to more than 1 million waitlisted users. The self-custody wallet serves as a portal to web3 and allows users to trade and swap crypto.
•Since the September 2022 launch of our Gold cash sweep program with 3.00% interest, we have continued to raise the yield and are now offering 4.15%. Customers have contributed several billion to the Gold cash sweep program since the launch.
•Building on the success of Robinhood Snacks, we announced the formation of Sherwood Media, LLC -- a new subsidiary that will be home for news and information on the markets, economics, business, technology, and the culture of money.

Robinhood Co-Founders cancel nearly $500M of their share-based compensation

•Vlad Tenev and Baiju Bhatt announced today that they cancelled their 2021 pre-IPO market-based restricted stock unit awards which total 35.5 million of currently unvested shares.
•This lowers our GAAP operating costs by up to $50 million per quarter starting in Q2, and it has already reduced our fully diluted share count by 3.5 percent.
•We will also record a one-time accounting charge related to the cancellation of founder share based compensation in Q1 2023, which is expected to be roughly $485 million.

Robinhood Board of Directors authorizes, subject to final approval, Robinhood to pursue purchasing most or all of the 55 million remaining Robinhood shares that Emergent Fidelity Technologies Ltd. bought in May 2022

•The proposed share purchase underscores the confidence the Board of Directors and management team have in our business.
•Our balance sheet is strong with over $6 billion in cash, which we believe enables us to continue to invest in and execute on future growth opportunities, while further enhancing shareholder value.
•Since there is limited precedent for this type of situation, we cannot predict when, or if, the share purchase will take place. We will provide updates as appropriate.

Webcast and Conference Call Information

Robinhood will host a conference call to discuss its results at 2 p.m. PT / 5 p.m. ET today, February 8, 2023. The live webcast of Robinhood's earnings conference call can be accessed at investors.robinhood.com, along with the earnings press release and accompanying slide presentation.

Following the call, a replay and transcript will also be available at the same website.

Financial Outlook

As a result of the progress we have made on our cost reduction initiatives, including the reductions in force announced April 26, 2022 (the "April 2022 Restructuring") and August 2, 2022 (the "August 2022 Restructuring"), we expect:

•GAAP total operating expenses for full-year 2023 to be in the range of $2.375 billion to $2.515 billion.

•total operating expenses prior to share-based compensation for full-year 2023 to be in the range of $1.420 billion to $1.480 billion.

•share-based compensation for full-year 2023 to be in the range of $955 million to $1.035 billion. This includes a one-time accounting charge related to the cancellation of founder share-based compensation in the first quarter of 2023, which is expected to be roughly $485 million. We expect the rest of the 2023 SBC to be in a range of $470 million to $550 million.

Actual results might differ materially from our outlook due to several factors, including the rate of growth in net new funded accounts which affects several costs including variable marketing costs, the degree to which we are successful in preventing fraud, our ability to manage web-hosting expenses efficiently, and our ability to achieve productivity improvements in customer service, among other factors.

About Robinhood

Robinhood Markets is on a mission to democratize finance for all. With Robinhood, people can invest with no account minimums through Robinhood Financial LLC, buy and sell crypto through Robinhood Crypto, LLC, spend, save, and earn rewards through Robinhood Money, LLC, and learn about investing through easy-to-understand educational content.

Robinhood uses the "Overview" tab of its Investor Relations website (accessible at investors.robinhood.com/overview) and its blog, Under the Hood (accessible at blog.robinhood.com), as means of disclosing information to the public in a broad, non-exclusionary manner for purposes of the Securities and Exchange Commission's ("SEC") Regulation Fair Disclosure (Reg. FD). Investors should routinely monitor those web pages, in addition to Robinhood’s press releases, SEC filings, and public conference calls and webcasts, as information posted on them could be deemed to be material information.

"Robinhood" and the Robinhood feather logo are registered trademarks of Robinhood Markets, Inc. All other names are trademarks and/or registered trademarks of their respective owners.

Contacts

Investors:
ir@robinhood.com

Press:
press@robinhood.com

ROBINHOOD MARKETS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	December 31,
	2021	2022
Assets
Current assets:
Cash and cash equivalents	$6,253	$6,339
Cash segregated under federal and other regulations	3,992	2,995
Receivables from brokers, dealers, and clearing organizations	88	76
Receivables from users, net	6,639	3,218
Securities borrowed	—	517
Deposits with clearing organizations	328	186
Asset related to user cryptocurrencies safeguarding obligation	—	8,431
User-held fractional shares	1,834	997
Prepaid expenses	92	86
Other current assets	57	72
Total current assets	19,283	22,917
Property, software, and equipment, net	146	146
Goodwill	101	100
Intangible assets, net	34	25
Non-current prepaid expenses	44	17
Other non-current assets	161	132
Total assets	$19,769	$23,337
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$252	$185
Payables to users	6,476	4,701
Securities loaned	3,651	1,834
User cryptocurrencies safeguarding obligation	—	8,431
Fractional shares repurchase obligation	1,834	997
Other current liabilities	134	105
Total current liabilities	12,347	16,253
Other non-current liabilities	129	128
Total liabilities	12,476	16,381
Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.0001 par value. 21,000,000,000 shares authorized, 735,957,367 shares issued and outstanding as of December 31, 2021; 21,000,000,000 shares authorized, 764,888,917 shares issued and outstanding as of December 31, 2022.	—	—
Class B common stock, par value $0.0001. 700,000,000 shares authorized, 127,955,246 shares issued and outstanding as of December 31, 2021; 700,000,000 shares authorized, 127,862,654 shares issued and outstanding as of December 31, 2022.	—	—
Class C common stock, par value $0.0001. 7,000,000,000 shares authorized, no shares issued and outstanding as of December 31, 2021 and 2022.	—	—
Additional paid-in capital	11,169	11,861
Accumulated other comprehensive income (loss)	1	—
Accumulated deficit	(3,877)	(4,905)
Total stockholders’ equity	7,293	6,956
Total liabilities and stockholders’ equity	$19,769	$23,337

ROBINHOOD MARKETS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		YOY% Change	Three Months Ended September 30,	QOQ% Change
(in millions, except share, per share, and percentage data)	2021	2022		2022
Revenues:
Transaction-based revenues	$264	$186	(30)%	$208	(11)%
Net interest revenues	63	167	165%	128	30%
Other revenues	36	27	(25)%	25	8%
Total net revenues	363	380	5%	361	5%

Operating expenses(1)(2):
Brokerage and transaction	29	85	193%	33	158%
Technology and development	282	180	(36)%	185	(3)%
Operations	98	43	(56)%	65	(34)%
Marketing	42	29	(31)%	19	53%
General and administrative	332	197	(41)%	233	(15)%
Total operating expenses	783	534	(32)%	535	—%

Other (income) expense, net	—	14	NM	—	NM
Income (loss) before income taxes	(420)	(168)	(60)%	(174)	(3)%
Provision for (benefit from) income taxes	3	(2)	(167)%	1	(300)%
Net income (loss)	$(423)	$(166)	(61)%	$(175)	(5)%
Net income (loss) attributable to common stockholders:
Basic	$(423)	$(166)		$(175)
Diluted	$(423)	$(166)		$(175)
Net income (loss) per share attributable to common stockholders:
Basic	$(0.49)	$(0.19)		$(0.20)
Diluted	$(0.49)	$(0.19)		$(0.20)
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	859,932,743	889,239,632		882,356,575
Diluted	859,932,743	889,239,632		882,356,575

ROBINHOOD MARKETS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Year Ended December 31,		% Change
(in millions, except share, per share, and percentage data)	2021	2022
Revenues:
Transaction-based revenues	$1,402	$814	(42)%
Net interest revenues	256	424	66%
Other revenues	157	120	(24)%
Total net revenues	1,815	1,358	(25)%

Operating expenses(1)(2):
Brokerage and transaction	158	179	13%
Technology and development	1,234	878	(29)%
Operations	368	285	(23)%
Marketing	325	103	(68)%
General and administrative	1,371	924	(33)%
Total operating expenses	3,456	2,369	(31)%

Change in fair value of convertible notes and warrant liability	2,045	—	(100)%
Other (income) expense, net	(1)	16	NM
Income (loss) before income taxes	(3,685)	(1,027)	(72)%
Provision for (benefit from) income taxes	2	1	(50)%
Net income (loss)	$(3,687)	$(1,028)	(72)%
Net income (loss) attributable to common stockholders:
Basic	$(3,687)	$(1,028)
Diluted	$(3,687)	$(1,028)
Net income (loss) per share attributable to common stockholders:
Basic	$(7.49)	$(1.17)
Diluted	$(7.49)	$(1.17)
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	492,381,190	878,630,024
Diluted	492,381,190	878,630,024

ROBINHOOD MARKETS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
________________
(1) The following table presents operating expenses as a percent of total net revenues:

	Three Months Ended December 31,		Three Months Ended September 30,	Year Ended December 31,
	2021	2022	2022	2021	2022
Brokerage and transaction	8%	22%	9%	9%	13%
Technology and development	78%	47%	51%	68%	65%
Operations	27%	11%	18%	20%	21%
Marketing	12%	8%	5%	18%	8%
General and administrative	91%	52%	65%	76%	68%
Total operating expenses	216%	140%	148%	191%	175%

(2)    The following table presents the share-based compensation in our unaudited condensed consolidated statements of operations for the periods indicated:

	Three Months Ended December 31,		Three Months Ended September 30,	Year Ended December 31,
(in millions)	2021	2022	2022	2021	2022
Brokerage and transaction	$1	$1	$2	$7	$5
Technology and development	105	46	25	610	212
Operations	4	3	—	20	8
Marketing	9	1	—	50	4
General and administrative	199	109	83	885	425
Total share-based compensation expense	$318	$160	$110	$1,572	$654

ROBINHOOD MARKETS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2021	2022	2021	2022
Operating activities:
Net income (loss)	$(423)	$(166)	$(3,687)	$(1,028)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	11	17	26	61
Impairment of long-lived assets	—	(2)	—	45
Provision for credit losses	16	8	78	36
Share-based compensation	318	160	1,572	654
Change in fair value of convertible notes and warrant liability	—	—	2,045	—
Other	(1)	19	(1)	35
Changes in operating assets and liabilities:
Segregated securities under federal and other regulations	50	—	135	—
Receivables from brokers, dealers, and clearing organizations	36	(1)	36	12
Receivables from users, net	(557)	821	(3,362)	3,386
Securities borrowed	—	(378)	—	(517)
Deposits with clearing organizations	(12)	15	(102)	142
Current and non-current prepaid expenses	(23)	4	(135)	33
Other current and non-current assets	63	(23)	(54)	(26)
Accounts payable and accrued expenses	16	(17)	134	(62)
Payables to users	(336)	(695)	578	(1,775)
Securities loaned	521	411	1,730	(1,817)
Other current and non-current liabilities	45	8	122	(31)
Net cash provided by (used in) operating activities	(276)	181	(885)	(852)
Investing activities:
Purchase of property, software, and equipment	(17)	(3)	(63)	(28)
Capitalization of internally developed software	(8)	(7)	(20)	(29)
Acquisitions of a business, net of cash acquired	(6)	—	(125)	—
Purchase of investments	(27)	(1)	(27)	(25)
Sales of investments	—	23	—	42
Other	—	(1)	(3)	(20)
Net cash provided by (used in) investing activities	(58)	11	(238)	(60)
Financing activities:
Proceeds from issuance of common stock in connection with initial public offering, net of offering costs	(5)	—	2,052	—
Proceeds from issuance of common stock under the Employee Stock Purchase Plan	7	3	7	16
Taxes paid related to net share settlement of equity awards	(10)	(3)	(422)	(12)
Proceeds from issuance of convertible notes and warrants	—	—	3,552	—
Payments of debt issuance costs	—	—	—	(10)
Draws on credit facilities	10	—	1,968	21
Repayments on credit facilities	(10)	—	(1,968)	(21)
Proceeds from exercise of stock options, net of repurchases	2	—	14	6
Net cash provided by (used in) financing activities	(6)	—	5,203	—
Effect of foreign exchange rate changes on cash and cash equivalents	—	1	—	(1)
Net increase (decrease) in cash, cash equivalents, segregated cash and restricted cash	(340)	193	4,080	(913)
Cash, cash equivalents, segregated cash and restricted cash, beginning of the period	10,611	9,164	6,190	10,270
Cash, cash equivalents, segregated cash and restricted cash, end of the period	$10,271	$9,357	$10,270	$9,357
Cash and cash equivalents, end of the period	$6,253	$6,339	$6,253	$6,339
Segregated cash, end of the period	3,992	2,995	3,992	2,995
Restricted cash (current and non-current), end of the period	25	23	25	23
Cash, cash equivalents, segregated cash and restricted cash, end of the period	$10,270	$9,357	$10,270	$9,357
Supplemental disclosures:
Cash paid for interest	$6	$6	$12	$12
Cash paid for income taxes, net of refund received	$3	$—	$6	$4
Non-cash operating activities:
Asset related to user cryptocurrencies safeguarding obligation	$—	$(930)	$—	$8,431
User cryptocurrencies safeguarding obligation	$—	$(930)	$—	$8,431

Reconciliation of GAAP to Non-GAAP Results
(Unaudited)

	Three Months Ended December 31,		Three Months Ended September 30,	Year Ended December 31,
(in millions)	2021	2022	2022	2021	2022
Net income (loss)	$(423)	$(166)	$(175)	$(3,687)	$(1,028)
Net margin	(117)%	(44)%	(48)%	(203)%	(76)%
Add:
Interest expenses related to credit facilities	6	6	6	20	24
Provision for (benefit from) income taxes	3	(2)	1	2	1
Depreciation and amortization	9	17	15	26	61
EBITDA (non-GAAP)	(405)	(145)	(153)	(3,639)	(942)
Share-based compensation(1)	318	160	110	1,572	654
Change in fair value of convertible notes and warrant liability	—	—	—	2,045	—
Impairment of Ziglu equity securities(2)	—	12	—	—	12
Restructuring charges(3)	—	(2)	90	—	105
Significant legal and tax settlements and reserves	—	—	—	55	20
Q4 2022 Processing Error(4)	—	57	$—	$—	$57
Adjusted EBITDA (non-GAAP)	$(87)	$82	$47	$33	$(94)
Adjusted EBITDA margin (non-GAAP)	(24)%	22%	13%	2%	(7)%

________________
(1) In 2022, share-based compensation benefited from restructuring-related net reversals of previously recognized expense:
~~•~~$53 million for the three months ended September 30, 2022, in connection with the August 2022 Restructuring;
•$77 million for the year ended December 31, 2022, in connection with both the April 2022 and August 2022 Restructurings.
(2) Partially as a result of the termination of the stock purchase agreement, which occurred in February 2023, the advances made to Ziglu accounted for as non-marketable equity securities were impaired to a carrying value of zero.
(3) Restructuring charges included:
•A final adjustment related to office closures that were part of the August 2022 Restructuring for the three months ended December 31, 2022;
•$90 million for the three months ended September 30, 2022, related to the August 2022 Restructuring, consisting of $47 million of impairments and $9 million of accelerated depreciation, in each case relating to office closures, and $34 million of cash charges for employee-related wages, benefits and severance; and
•$105 million for the year ended December 31, 2022, related to both the April 2022 Restructuring and August 2022 Restructuring, consisting of $45 million of impairment and $9 million of accelerated depreciation, in each case relating to office closures, and $51 million of cash charges for employee-related wages, benefits and severance.
(4) Q4 2022 Processing Error: Delays in notification from third parties and process failures within Robinhood’s brokerage systems and operations in connection with the handling of a 1-for-25 reverse stock split transaction of Cosmos Health, Inc. (“COSM”), a NASDAQ-listed company, on December 16, 2022, allowed customers, for a limited time, to execute trades selling more shares than they held in their accounts. This caused a temporary short position in that ticker symbol which Robinhood covered out of corporate cash within the same trading day. The resulting loss of $57 million is recorded within brokerage and transaction in the consolidated statement of operations.

Reconciliation of GAAP to Non-GAAP Results
(Unaudited)

	Three Months Ended December 31,		Three Months Ended September 30,	Three Months Ended December 31,		Three Months Ended September 30,
	2021	2022	2022	2021	2022	2022
(in millions, except percentage data)	$	$	$	% of Total Net Revenues	% of Total Net Revenues	% of Total Net Revenues
Brokerage and transaction (GAAP)	$29	$85	$33	8%	22%	9%
Less: SBC	1	1	2	—%	—%	1%
Brokerage and transaction prior to SBC (non-GAAP)	28	84	31	8%	22%	8%
Technology and development (GAAP)	282	180	185	78%	47%	51%
Less: SBC	105	46	25	29%	12%	7%
Technology and development prior to SBC (non-GAAP)	177	134	160	49	35	44%
Operations (GAAP)	98	43	65	27%	11%	18%
Less: SBC	4	3	—	1%	1%	—%
Operations prior to SBC (non-GAAP)	94	40	65	26%	10%	18%
Marketing (GAAP)	42	29	19	12%	8%	5%
Less: SBC	9	1	—	2%	—%	—%
Marketing prior to SBC (non-GAAP)	33	28	19	10%	8%	5%
General and administration (GAAP)	332	197	233	91%	52%	65%
Less: SBC	199	109	83	55%	29%	23%
General and administration prior to SBC (non-GAAP)	133	88	150	36%	23%	42%
Total operating expenses (GAAP)	$783	$534	$535	216%	140%	148%
Less: SBC	318	160	110	87%	42%	31%
Total operating expenses prior to SBC (non-GAAP)	$465	$374	$425	129%	98%	117%

Reconciliation of GAAP to Non-GAAP Results
(Unaudited)

	Three Months Ended December 31,		Three Months Ended September 30,	Three Months Ended December 31,		Three Months Ended September 30,
	2021	2022	2022	2021	2022	2022
(in millions, except percentage data)	$	$	$	% of Total Net Revenues	% of Total Net Revenues	% of Total Net Revenues
Brokerage and transaction (GAAP)	$29	$85	$33	8%	22%	9%
Less: SBC	1	1	2	—%	—%	1%
Less: Restructuring charges	—	—	1	—%	—%	—%
Less: Q4 2022 Processing Error	—	57	—	—%	15%	—%
Brokerage and transaction prior to SBC, restructuring charges, and Q4 2022 Processing Error (non-GAAP)	28	27	30	8%	7%	8%
Technology and development (GAAP)	282	180	185	78%	47%	51%
Less: SBC	105	46	25	29%	12%	7%
Less: Restructuring charges	—	—	17	—%	—%	5%
Technology and development prior to SBC, restructuring charges, and Q4 2022 Processing Error (non-GAAP)	177	134	143	49%	35%	39%
Operations (GAAP)	98	43	65	27%	11%	18%
Less: SBC	4	3	—	1%	1%	—%
Less: Restructuring charges	—	—	13	—%	—%	4%
Operations prior to SBC, restructuring charges, and Q4 2022 Processing Error (non-GAAP)	94	40	52	26%	10%	14%
Marketing (GAAP)	42	29	19	12%	8%	5%
Less: SBC	9	1	—	2%	—%	—%
Less: Restructuring charges	—	—	1	—%	—%	—%
Marketing prior to SBC, restructuring charges, and Q4 2022 Processing Error (non-GAAP)	33	28	18	10%	8%	5%
General and administration (GAAP)	332	197	233	91%	52%	65%
Less: SBC	199	109	83	55%	29%	23%
Less: Restructuring charges	—	(2)	58	—%	(1)%	16%
General and administration prior to SBC, restructuring charges, and Q4 2022 Processing Error (non-GAAP)	133	90	92	36%	24%	26%
Less: SBC	318	160	110	87%	42%	31%
Less: Restructuring charges	—	(2)	90	—%	(1)%	25%
Less: Q4 2022 Processing Error	—	57	—	—%	15%	—%
Total operating expenses prior to SBC, restructuring charges, and Q4 2022 Processing Error (non-GAAP)	$465	$319	$335	129%	84%	92%

Reconciliation of GAAP to Non-GAAP Results
(Unaudited)

	Year Ended December 31,
	2021	2022	2021	2022
(in millions, except percentage data)	$	$	% of Total Net Revenues	% of Total Net Revenues
Brokerage and transaction (GAAP)	$158	$179	9%	13%
Less: SBC	7	5	—%	—%
Brokerage and transaction prior to SBC (non-GAAP)	151	174	9%	13%
Technology and development (GAAP)	1,234	878	68%	65%
Less: SBC	610	212	34%	16%
Technology and development prior to SBC (non-GAAP)	624	666	34	49%
Operations (GAAP)	368	285	20%	21%
Less: SBC	20	8	1%	1%
Operations prior to SBC (non-GAAP)	348	277	19%	20%
Marketing (GAAP)	325	103	18%	8%
Less: SBC	50	4	3%	—%
Marketing prior to SBC (non-GAAP)	275	99	15%	8%
General and administration (GAAP)	1,371	924	76%	68%
Less: SBC	885	425	49%	31%
General and administration prior to SBC (non-GAAP)	486	499	27%	37%
Total operating expenses (GAAP)	$3,456	$2,369	191%	175%
Less: SBC	1,572	654	87%	48%
Total operating expenses prior to SBC (non-GAAP)	$1,884	$1,715	104%	127%

Reconciliation of GAAP to Non-GAAP Results
(Unaudited)

	Year Ended December 31,
	2021	2022	2021	2022
(in millions, except percentage data)	$	$	% of Total Net Revenues	% of Total Net Revenues
Brokerage and transaction (GAAP)	$158	$179	9%	13%
Less: SBC	7	5	—%	—%
Less: Restructuring charges	—	1	—%	—%
Less: Q4 2022 Processing Error	—	57	—%	4%
Brokerage and transaction prior to SBC, restructuring charges, and Q4 2022 Processing Error (non-GAAP)	151	116	9%	9%
Technology and development (GAAP)	1,234	878	68%	65%
Less: SBC	610	212	34%	16%
Less: Restructuring charges	—	23	—%	2%
Technology and development prior to SBC, restructuring charges, and Q4 2022 Processing Error (non-GAAP)	624	643	34%	47%
Operations (GAAP)	368	285	20%	21%
Less: SBC	20	8	1%	1%
Less: Restructuring charges	—	16	—%	1%
Operations prior to SBC, restructuring charges, and Q4 2022 Processing Error (non-GAAP)	348	261	19%	19%
Marketing (GAAP)	325	103	18%	8%
Less: SBC	50	4	3%	—%
Less: Restructuring charges	—	2	—%	—%
Marketing prior to SBC, restructuring charges, and Q4 2022 Processing Error (non-GAAP)	275	97	15%	8%
General and administration (GAAP)	1,371	924	76%	68%
Less: SBC	885	425	49%	31%
Less: Restructuring charges	—	63	—%	5%
General and administration prior to SBC, restructuring charges, and Q4 2022 Processing Error (non-GAAP)	486	436	27%	32%
Total operating expenses (GAAP)	$3,456	$2,369	191%	175%
Less: SBC	1,572	654	87%	48%
Less: Restructuring charges	—	105	—%	8%
Less: Q4 2022 Processing Error	—	57	—%	4%
Total operating expenses prior to SBC, restructuring charges, and Q4 2022 Processing Error (non-GAAP)	$1,884	$1,553	104%	115%

Reconciliation of GAAP to Non-GAAP Financial Outlook
(Unaudited)

	Year Ended December 31, 2022	Financial Outlook for the Year Ending December 31, 2023
	(in millions)	(in millions)	(year- over-year change)
Total operating expenses (GAAP)	$2,369	$2,375 - $2,515	flat to 6% increase
Less: SBC
Founder Pre-IPO Market Based Cancellation(1)	N/A	485	NM
SBC(2)	654	$470 - $550	decrease 16% to 28%
Total operating expenses prior to SBC (non-GAAP)	$1,715	$1,420 - $1,480	decrease 14% to 17%
Less: Restructuring charges	105	N/A	N/A
Less: Q4 2022 Processing Error	57	N/A	N/A
Total operating expenses prior to SBC, restructuring charges, Q4 2022 Processing Error (non-GAAP)	$1,553	$1,420 - $1,480	decrease 5% to 9%

________________
(1) Reflects the $485 million non-cash accounting charge associated with Founders' 2021 pre-IPO market-based RSUs cancelled in the first quarter 2023.
(2) These amounts include an aggregate benefit of $77 million from share-based compensation net reversals in connection with the April 2022 and August 2022 Restructurings.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding the expected financial performance of Robinhood Markets, Inc. and its consolidated subsidiaries (“we,” “Robinhood,” or the “Company”) and our strategic and operational plans, including (among others) statements regarding the future impact on Robinhood of our co-founders cancelling their 2021 pre-IPO market-based share awards; our plans to continue enhancing our offerings to customers; our plans to pursue purchasing most or all of our shares that Emergent Fidelity Technologies Ltd. bought in May 2022, and all statements and information under the headings “Financial Outlook" and "Reconciliation of GAAP to Non-GAAP Financial Outlook." Our forward-looking statements are subject to a number of known and unknown risks, uncertainties, assumptions, and other factors that may cause our actual future results, performance, or achievements to differ materially from any future results expressed or implied in this press release. Reported results should not be considered an indication of future performance. Factors that contribute to the uncertain nature of our forward-looking statements include, among others: our limited operating experience at our current scale; the difficulty of managing our business effectively, including the risk of continued declining or negative growth; the fluctuations in our financial results and key metrics from quarter to quarter; our reliance on transaction-based revenue, including payment for order flow (“PFOF”), and the risk of new regulation or bans on PFOF and similar practices; our exposure to fluctuations in interest rates; the difficulty of raising additional capital (to satisfy any liquidity needs and support business growth and objectives) on reasonable terms or at all; the need to maintain capital levels required by regulators and self-regulatory organizations; the risk that we might mishandle the cash, securities, and cryptocurrencies we hold on behalf of customers, and our exposure to liability for operational errors in clearing functions; the impact of negative publicity on our brand and reputation; the risk that changes in business, economic, or political conditions, or systemic market events, might harm our business; our dependence on key employees and a skilled workforce; the difficulty of complying with an extensive and complex regulatory environment and the need to adjust our business model in response to new or modified laws and regulations; the possibility of adverse developments in pending litigation and regulatory investigations; the effects of competition; our need to innovate and invest in new products and services in order to attract and retain customers and deepen their engagement with us in order to maintain growth; our reliance on third parties to perform some key functions and the risk that operational or technological failures could impair the availability or stability of our platform; the risk of cybersecurity incidents, theft, data breaches, and other online attacks; the difficulty of processing customer data in compliance with privacy laws; our need as a regulated financial services company to develop and maintain effective compliance and risk management infrastructures; the volatility of cryptocurrency prices and trading volumes; the risk that our platform could be exploited to facilitate illegal payments; and the risk that substantial future sales of Class A common shares in the public market could cause the price of our stock to fall. Because some of these risks and uncertainties cannot be predicted or quantified and some are beyond our control, you should not rely on our forward-looking statements as predictions of future events. More information about potential risks and uncertainties that could affect our business and financial results can be found in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, which was filed on November 3, 2022, as well as in our other filings with the SEC, all of which are available on the SEC’s web site at www.sec.gov. Moreover, we operate in a very competitive and rapidly changing environment; new risks and uncertainties may emerge from time to time, and it is not possible for us to predict all risks nor identify all uncertainties. The events and circumstances reflected in our forward-looking statements might not be achieved and actual results could differ materially from those projected in the forward-looking statements. Except as otherwise noted, all forward-looking statements are made as of the date of this press release, February 8, 2023, and are based on information and estimates available to us at this time. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. Except as required by law, Robinhood assumes no obligation to update any of the statements in this press release whether as a result of any new information, future events, changed circumstances, or otherwise. You should read this press release with the understanding that our actual future results, performance, events, and circumstances might be materially different from what we expect. Final results for the full year, which will be reported in our Annual Report on Form 10-K for the year ended December 31, 2022, may vary from the information in this press release. In particular, until our financial statements are issued in our Annual Report on Form 10-K, we may be required to recognize certain subsequent events (such as in connection with contingencies or the realization of assets) which could affect our final results.

Non-GAAP Financial Measures

We collect and analyze operating and financial data to evaluate the health of our business, allocate our resources and assess our performance. In addition to total net revenues, net income (loss) and other results under GAAP, we utilize non-GAAP calculations of adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), Adjusted EBITDA margin, operating expense prior to share-based compensation, and operating expenses prior to share-based compensation, restructuring charges, and Q4 2022 Operational Error. This non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for or superior to financial information presented in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included in this release.

Adjusted EBITDA

Adjusted EBITDA is defined as net income (loss), excluding (i) interest expenses related to credit facilities, (ii) provision for (benefit from) income taxes, (iii) depreciation and amortization, (iv) share-based compensation, (v) change in fair value of convertible notes and warrant liability, (vi) significant legal and tax settlements and reserves, and (vii) other significant gains, losses, and expenses (such as impairments, restructuring charges, and business acquisition- or disposition-related expenses) that we believe are not indicative of our ongoing results.

The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature, or because the amount and timing of these items are unpredictable, are not driven by core results of operations and render comparisons with prior periods and competitors less meaningful. We believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our business performance. Moreover, Adjusted EBITDA is a key measurement used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting.

Adjusted EBITDA Margin

Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total net revenues. The most directly comparable GAAP measure is net margin (calculated as net income (loss) divided by total net revenues). We believe Adjusted EBITDA Margin provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our business performance. Adjusted EBITDA Margin is used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting.

Operating Expense Prior to Share-Based Compensation

Operating expense prior to share-based compensation is defined as the applicable GAAP operating expense line item minus the share-based compensation (or SBC) included within such line item. We believe operating expense prior to SBC provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our cost structure.

Operating Expenses Prior to Share-Based Compensation, Restructuring Charges, and Q4 2022 Processing Error

Operating expenses prior to share-based compensation, restructuring charges, and Q4 2022 Processing Error is defined as GAAP total operating expenses minus share-based compensation (or SBC), restructuring charges, and Q4 2022 Processing Error. We believe operating expenses prior to SBC, restructuring charges, and Q4 2022 Processing Error provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our cost structure.

Key Performance Metrics

In addition to the measures presented in our unaudited condensed consolidated financial statements, we use the key performance metrics described below to help us evaluate our business, identify trends affecting our business, formulate business plans, and make strategic decisions.

Net Cumulative Funded Accounts

A Robinhood account is designed to provide a user with access to any and all of the products offered on our platform. We define “Net Cumulative Funded Accounts” as New Funded Accounts less Churned Accounts plus Resurrected Accounts (each as defined below). A “New Funded Account” is a Robinhood account into which the account user makes an initial deposit or money or asset transfer, of any amount, during the relevant period. An account is considered “Churned” if it was ever a New Funded Account and its balance (measured as the fair value of assets in the account less any amount due from the user and excluding certain Company-initiated credits) drops to or below zero for at least 45 consecutive calendar days. Negative balances typically result from Fraudulent Deposit Transactions (as defined below) and unauthorized debit card use, and less often, from margin loans. An account is considered “Resurrected” in a stated period if it was a Churned Account as of the end of the immediately preceding period and its balance (excluding certain Company-initiated credits) rises above zero. Examples of credits excluded for purposes of identifying Churned Accounts and Resurrected Accounts are price correction credits, related interest adjustments, and fee adjustments.

“Fraudulent Deposit Transactions” occur when users initiate deposits into their accounts, make trades on our platform using a short-term extension of credit from us, and then repatriate or reverse the deposits, resulting in a loss to us of the credited amount.

Monthly Active Users (“MAU”)

We define MAU as the number of Monthly Active Users during a specified calendar month. A “Monthly Active User” is a unique user who makes a debit card transaction, or who transitions between two different screens on a mobile device or loads a page in a web browser while logged into their account, at any point during the relevant month. A user need not satisfy these conditions on a recurring monthly basis or have a Funded Account to be included in MAU. Figures in this release reflect MAU for the last month of each period presented. We utilize MAU to measure how many customers interact with our products and services during a given month. MAU does not measure the frequency or duration of the interaction, but we consider it a useful indicator for engagement. Additionally, MAUs are positively correlated with, but are not indicative of, the performance of revenue and other key performance indicators.

Assets Under Custody (“AUC”)

We define AUC as the sum of the fair value of all equities, options, cryptocurrency and cash held by users in their accounts, net of receivables from users, as of a stated date or period end on a trade date basis. Net Deposits and net market gains drive the change in AUC in any given period.

Net Deposits

We define “Net Deposits” as all cash deposits and asset transfers received from customers, net of reversals, customer cash withdrawals, and other assets transferred out of our platform (assets transferred in or out include debit card transactions, Automated Customer Account Transfer Service (“ACATS”) transfers, and custodial crypto wallet transfers) for a stated period.

Average Revenue Per User (“ARPU”)

We define ARPU as total revenue for a given period divided by the average of Net Cumulative Funded Accounts on the last day of that period and the last day of the immediately preceding period. Figures in this release represent annualized ARPU for each three-month period presented.

Growth Rate and Annualized Growth Rate with respect to Net Deposits

When used with respect to Net Deposits, "growth rate" and "annualized growth rate" provide information about Net Deposits relative to total AUC. "Growth rate" is calculated as aggregate Net Deposits over a specified 12 month period, divided by AUC for the fiscal quarter that immediately precedes such 12 month period. "Annualized growth rate" is calculated as Net Deposits for a specified quarter multiplied by 4 and divided by AUC for the immediately preceding quarter.